                                  EXHIBIT 10.18


                                    AGREEMENT


AGREEMENT made and entered into effective OCTOBER 1ST 2000 by and between ADL--A DIVISION OF MATRITECH GmbH hereinafter called "DISTRIBUTOR", and HITACHI CHEMICAL DIAGNOSTICS, INC. a California corporation with its place of business at 630 Clyde Court, Mountain View, CA 94043 (hereinafter "HCD") with respect to the following facts and representations.

                                    RECITALS

A. HCD has developed and is producing in commercial quantities an Allergy Test System for the simultaneous determination of multiple allergen specific antibody levels in human patient serum (including that identified more specifically in the product catalogue attached as Exhibit A), said system including test chambers, reagents, instrumentation, equipment and associated accessories being hereinafter collectively referred to as "the Product"; and

B. DISTRIBUTOR desires to obtain and HCD desires to grant the [CONFIDENTIAL TREATMENT REQUESTED]* RIGHT to market the Product in the country of [CONFIDENTIAL TREATMENT REQUESTED]* (hereinafter the "Territory").

C. HCD has developed and acquired and is the owner of developments, inventions, specialized design data and information, specifications, manufacturing and testing procedures, marketing plans and diagrams and other valuable proprietary information, which is not old and well-known in the trade, relating to the Product and associated methods and to other devices, apparatus and methods in the Field (hereinafter "HCD Confidential Information"); and

D. HCD has acquired and is the owner of certain inventions relating to the Product and associated methods and to other devices, apparatus and methods in the Field and has acquired or is pursuing patent rights in the United States Patent and Trademark Office and its counterparts in certain other countries throughout the world (hereinafter "HCD Patent Rights"); and

E. HCD has acquired and is the owner of certain trademarks which it either has registered or is seeking to register in the United States Patent and Trademark Office and its counterparts in certain other countries throughout the world (hereinafter "HCD Trademarks"); and

F. The parties are desirous of entering into this Agreement upon and subject to the terms, conditions and limitations set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, the parties agree as follows:


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.   APPOINTMENT

     a) HCD grants to DISTRIBUTOR the [CONFIDENTIAL TREATMENT REQUESTED]* right in the Territory to distribute the Products.

     b) HCD further grants to DISTRIBUTOR the nonexclusive right and license (exclusive in the Territory with respect to the Product) under the HCD Confidential Information and HCD Patent Rights and subject to Paragraph 7 below the HCD Trademarks to conduct such activities as are necessary in order to exercise its rights under this Agreement and, more specifically, those rights provided for in Paragraph 7.a) below.

     c) It is understood that the parties to the Agreement are independent contractors, each engaged in the operation of its own respective business. Neither is to be considered an agent, employer, employee, partner, or joint venturer of the other for any purpose. Neither party shall have any authority to bind the other by contract, to pledge the other's credit or to do anything to make the other liable for any tax, contributions, or obligation of any kind except as may be expressly provided in this Agreement.

2.   RESPONSIBILITIES OF DISTRIBUTOR

     a) DISTRIBUTOR shall construct a specialized and focused sales and marketing team to manage the HCD business.

     b) DISTRIBUTOR shall exercise due diligence and its best efforts to promote, extend and supply the market with the Product throughout the Territory. DISTRIBUTOR shall refer to HCD or its designee all inquiries for the Product intended for delivery outside of the Territory. DISTRIBUTOR shall not be entitled to remuneration with respect to any sales resulting from such inquiries.

     c) DISTRIBUTOR shall purchase from HCD all of its requirements in the Territory for the Product.

     d) DISTRIBUTOR shall maintain appropriate warehousing facilities and suitable inventory of the Product to fulfill the orders it receives adequately and timely.

     e) HCD shall extend to DISTRIBUTOR its standard warranty on the Product. Such warranty shall be effective for the standard HCD warranty period commencing with the date shipped by HCD to the DISTRIBUTOR. DISTRIBUTOR shall, in turn, extend to its customers a corresponding warranty on the Product, and in no case to extend beyond the Expiration dates stamped on the label or otherwise affixed to the Product. Warranty service on instrumentation shall be performed by HCD at its facility in Mountain View, California or by an authorized service center. DISTRIBUTOR shall ship at HCD's expense Product in need of warranty repair to HCD which, in turn, shall repair or replace



*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          the same. The cost of return shipment to DISTRIBUTOR shall be borne by HCD. CLA-pettes and reagents shall be replaced by HCD free of charge should any of said items be found faulty on arrival in the particular market place (if local quality assurance is performed) or in the field (if no local quality assurance is performed). Such replacement shall cover faulty manufacture or shelf life failure of any said items. Such faults shall be verified by DISTRIBUTOR'S quality assurance personnel prior to requesting replacement from HCD. HCD may, at its discretion, choose to verify any such fault. If HCD, after investigation, determines that it disagrees with such finding or fault, it shall so advise DISTRIBUTOR and the parties shall resolve such Agreement through good faith negotiations.

     f) DISTRIBUTOR shall conduct its business in accordance with high quality standards and shall fully comply with all applicable laws, regulations, rules and other governmental requirements. Distributor facility to be open to reasonable inspection by HCD Quality Assurance to ensure that quality standards are met. DISTRIBUTOR shall at its own expense be responsible for obtaining and maintaining all necessary approvals of governmental agencies and other licensing authorities for the import and distribution of the Product in the Territory. Copies of the original importation applications and approvals from regulatory authorities shall be submitted to HCD. DISTRIBUTOR shall within five
          (5) business days, forward all product complaints which it receives to HCD. Pursuant to the FDA's Medical Device Reporting (MDR) regulation, HCD is required to report to the FDA information that reasonably suggests that a marketed product may have caused or contributed to a death, or serious injury, and the product or a similar product would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. DISTRIBUTOR shall supply such information within twenty-four (24) hours after becoming aware of an MDR event, so that HCD may comply with US FDA MDR reporting requirements. DISTRIBUTOR shall be responsible to obtain all records of the end users in the event of a Product recall or other quality related issue.

     g) DISTRIBUTOR shall at all times conduct its business in a manner so as to promote and maintain the goodwill and reputation of HCD and the Product. DISTRIBUTOR warrants to Manufacturer that Distributor does not currently represent or promote any lines or products that compete with the Products. During the term of this Agreement, DISTRIBUTOR shall not, without Manufacturer's prior written consent, represent, promote or otherwise try to sell within the Territory any lines or products that, in Manufacturer's judgment, compete with the Products covered by this Agreement.

     h) DISTRIBUTOR shall provide to HCD all promotional, advertising, and educational materials and program and other related literature relating to HCD marketed products at least thirty (30) days prior to the commercial release of such materials or commencement of such program for review and comment. DISTRIBUTOR shall provide to HCD within thirty (30) days after publication, copies of any and all articles, manuscripts, or other literature relating to the HCD marketed products generated by the DISTRIBUTOR.

     i) DISTRIBUTOR shall attend all significant Allergy and clinical laboratory meetings and congresses in the Territory, and will attach to this Agreement a list of the current relevant meetings in the Territory. In addition, DISTRIBUTOR shall attend all scheduled HCD Distributor meetings.

     j) DISTRIBUTOR agrees that it will not allow either Product supplied to it by HCD, or any HCD Confidential Information, or any direct product thereof, to be knowingly made available, either directly or indirectly, transferred, sold or re-exported to any country in violation of the United States Laws and Export Control Regulations or other applicable laws.

     k) DISTRIBUTOR shall ensure that appropriate clinical data is produced within the Territory for marketing purposes. The protocols for these studies shall be reviewed and approved by HCD prior to their initiation.

     1) DISTRIBUTOR agrees to the Technical Service, Customer Service, Order and Shipping Policies, Quality Specifications, attached Exhibits B, C, D, E, F.

3.   RESPONSIBILITIES OF HCD

     a) HCD shall sell Products to DISTRIBUTOR at prices set forth on Exhibit G hereto, FOB HCD's point of shipment in Mountain View, California. Freight, shipping and insurance shall be charged directly to the ordering DISTRIBUTOR by the shipper. Such prices shall be subject to annual negotiation by both parties in the light of market circumstances.

     b) HCD shall conduct its business in accordance with high quality standards and shall fully comply with all applicable US laws, regulations, rules and other governmental requirements. The HCD production facility involved in manufacture of the Product shall, upon notice, be open to reasonable inspection by DISTRIBUTOR's quality assurance personnel for the purpose of insuring that DISTRIBUTOR's quality standards are set. To the extent FDA law requires the same HCD does hereby guarantee that all Product produced and sold by it to DISTRIBUTOR will be in compliance with the Federal Food, Drug and Cosmetic Act and will not, at the time of such shipment or delivery, be adulterated or misbranded within the meaning of said Act, and will not be an article which may not, according to the provisions of said Act, be introduced into interstate commerce. This guarantee shall be a continuing guarantee and shall be binding upon HCD with respect to Product described above, shipped or delivered by HCD (including goods in transit), before the receipt by DISTRIBUTOR of a written notice of revocation thereof.

     c) HCD shall warrant that Product is in operating condition at the time of shipment, and shall not be relieved by any provision of the Agreement from its legal obligations under the applicable law concerning the design of the Product supplied, provided no modifications or unauthorized repairs have been made. The warranty shall be subject to the provisions of the HCD labeling applicable to each item of the Product.

     d) HCD shall refer to DISTRIBUTOR all inquiries regarding the Products received from addresses within the Territory. HCD will not deliver directly any product into Territory other than through DISTRIBUTOR or upon DISTRIBUTOR consent.

4.   PURCHASE AND PAYMENT OF PRODUCT

     a) DISTRIBUTOR's actual orders of the Product shall be placed by firm Purchase Orders issued at least two (2) months in advance. DISTRIBUTOR agrees that it shall provide updated quarterly forecasts to cover the next succeeding six (6) month period.

     b) DISTRIBUTOR shall make payment to HCD in the United States in United States currency for the Product ordered by and delivered to the DISTRIBUTOR within [CONFIDENTIAL TREATMENT REQUESTED]* days following shipment.

5.   MINIMUM PURCHASES

     Both parties will negotiate an annual plan and agree to a minimum commitment by DISTRIBUTOR in respect of the forthcoming year's purchases. In addition a three (3) year plan is required and orders placed by DISTRIBUTOR to HCD will reflect and be close to that three (3) year plan.

     Exhibit H -- First Annual Minimums
     Exhibit I -- Action Plan
     Exhibit J -- Three Year Plan

     HCD reserves the right to increase prices, and/or terminate the Agreement, if the Distributor fails to purchase the stated minimum quantities.

6.   EXPANSION OF TERRITORY

     If DISTRIBUTOR receives a sales lead concerning a particular country which is outside the Territory and HCD does not have a DISTRIBUTOR for such country, DISTRIBUTOR may, after HCD's approval, pursue such sale.

7.   TRADEMARKS AND CONFIDENTIAL INFORMATION

     a) Subject to the remaining provisions of this Paragraph 7, DISTRIBUTOR shall have the right and license to adopt and use the HCD Trademarks in conjunction with the promotion and sale of the Products and related services. Such rights and license shall terminate upon termination or expiration of this Agreement.


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     b) Unless otherwise required by law, DISTRIBUTOR shall not alter or remove any marks, patent numbers, or other HCD markings affixed to the Product absent advance written approval from HCD.

     c) Subject to Paragraph 7(e) to (h), DISTRIBUTOR has the right to develop its own instructional books, technical pamphlets, catalogues, advertising material and other electronic and printed promotional material incorporating the HCD trademarks under the terms of Section 2.h) of this Agreement and subject to approval by HCD. All such materials produced by DISTRIBUTOR shall not contain any false statements and DISTRIBUTOR releases and indemnifies HCD and its affiliated companies against any liabilities that might be caused by all such material.

     d) DISTRIBUTOR will be entered as the registered user of the HCD Trademarks in the Territory where required or deemed advisable.

     e) DISTRIBUTOR shall not, without the written consent of HCD and subject to such further conditions as HCD may impose, in relation to the Product or in its associated instructional books, technical pamphlets, catalogues, promotional, advertising, or educational materials or scientific articles, use the "MAST" trademark except in conjunction with the words "CLA", and/or "PETTE", and/or "Class" and/or such other word as HCD may specify from time to time. For the avoidance of doubt the word "MAST" may appear before or after the said words and the letters of the conjoined word shall be of the same size. DISTRIBUTOR shall ensure that in all advertising and promotional material for the Product the name of HCD or of DISTRIBUTOR is (subject to Paragraph 7(i)) featured more prominently than any mark using the words "MAST" as permitted under this Agreement.

     f) Use by DISTRIBUTOR of the word "MAST" on the Internet shall be limited in the same manner as in Paragraph 7(e) above.

     g) Where DISTRIBUTOR ascertains that it was in May 2000, under previous arrangements with HCD, using any other words than those referred to in Paragraph 7(e) in conjunction with the word "MAST" on or in relation to the Product, DISTRIBUTOR shall immediately notify HCD after so ascertaining and shall request consent to the continuation of such use. HCD will use its reasonable endeavours to obtain agreement from the relevant third party to such continued use; but such consent shall not be available for notifications after 31st May 2002. If HCD notifies DISTRIBUTOR that consent is refused, DISTRIBUTOR shall forthwith cease such use.

     h) To the extent that DISTRIBUTOR is hereby permitted to use the word "MAST"; DISTRIBUTOR may also use phonetic renderings of the word in non-English languages.

     i) DISTRIBUTOR shall use the HITACHI CHEMICAL DIAGNOSTICS, INC., name only to identify HCD and no other. In all materials and uses the HITACHI CHEMICAL

          DIAGNOSTICS, INC. name shall be displayed less prominently than DISTRIBUTOR's name.

     j) DISTRIBUTOR shall not use the acronym, HCD, nor shall it use the word MAST as part of its corporate name or any domain name.

     k) DISTRIBUTOR shall not use the HITACHI mark except as permitted by Paragraph 7(i) and DISTRIBUTOR shall not use any other mark owned by any company affiliated with HCD, including the HITACHI corporate "Sunrise Symbol" logo mark. DISTRIBUTOR acknowledges that unauthorized use of the HITACHI name and mark constitutes trademark infringement and constitutes grounds for a cause of legal action by Hitachi, Ltd.

     1) All uses of the HCD's Trademarks by DISTRIBUTOR under this Agreement shall be subject to prior approval by HCD.

     m) It is contemplated that during the course of performance of this Agreement, DISTRIBUTOR will have access to HCD Confidential Information and DISTRIBUTOR shall take all necessary and reasonable steps to maintain its confidentiality. DISTRIBUTOR shall not divulge such information to third parties, other than its own employees with a need to know, or use the same for any purpose other than performing this Agreement, at any time either while this Agreement is in force or after its termination or expiration. This obligation shall terminate five (5) years from termination or expiration of the Agreement.

8.   IMPROVEMENTS

     Should HCD develop an improved Product suitable for sale in the Territory, the same shall be made available to DISTRIBUTOR by mutual Agreement for distribution in the Territory.

9.   INDEMNITIES

     a) In the event DISTRIBUTOR, or any of its customers, is charged with patent or trademark infringement by reason of the distribution or use in the Territory of Product supplied by HCD to DISTRIBUTOR pursuant to this Agreement, HCD agrees to indemnify and defend and save and hold DISTRIBUTOR harmless from any and all claims, costs liabilities and responsibilities. This indemnity shall be satisfied in part by HCD at its discretion defending at its expense and through mutually agreeable attorneys thereof and HCD shall have ten (10) days in which to assume the defense.

     b) It is understood by the parties that HCD may settle or compromise infringement claims subject to Paragraph 9(a). In the event a proposed settlement involves withdrawing Product from any portion of the Territory, and the parties are unable to reach Agreement to do so, the matter shall be submitted to arbitration in accordance with the applicable rules of the American Arbitration Association. Consideration shall be given in such arbitration to the estimated cost of continued defense of litigation and the projects market size and profitability. Should Product be withdrawn from some portion of the Territory, minimum purchase obligations pursuant to Paragraph 5 hereof shall be adjusted accordingly by taking into account relative market projections.

     c) In the event that HCD (or any of its group companies) is charged with trademark infringement by reason of the distribution or use in the Territory or elsewhere of Product supplied by DISTRIBUTOR, and such alleged trademark infringement results from the noncompliance by DISTRIBUTOR with the terms of this Agreement, DISTRIBUTOR agrees to indemnify and defend and save and hold HCD harmless from any and all claims, costs, liabilities and responsibilities.

     d) DISTRIBUTOR agrees to indemnify and defend and save and hold HCD harmless, from any and all claims, costs, liabilities and responsibilities, regardless of the claimant or his place of filing a claim, resulting from or in any way associated with the functioning or performance of DISTRIBUTOR as a representative, DISTRIBUTOR, supplier, servicer and seller, or other related descriptive classifications, for Products supplied to DISTRIBUTOR by HCD. In the event DISTRIBUTOR gives any warranty different from or beyond the standard HCD warranty, it shall be the sole responsibility of DISTRIBUTOR. It is understood, however, that nothing in this Paragraph shall alter the warranty obligations of HCD as set forth in Paragraphs 2.(e), 3.(b) and 3.(c) above.

     e) HCD shall defend, indemnify and hold DISTRIBUTOR (including its directors, officers, employees, agents and representatives) harmless against all damages, costs, expenses, charges, losses or liabilities (including claims of third parties, special, incidental or consequential damages and legal fees) arising from or incidental to usage of the Product or from any failure of HCD to perform and discharge its obligations hereunder or from any breach of warranty by HCD, provided however that this indemnity shall not apply to the extent that these damages, costs, expenses, charges, losses or liabilities result from the negligence of DISTRIBUTOR or from any unauthorized or false warranty made by DISTRIBUTOR.

10.  TERM

     This Agreement shall continue in force for a term of [CONFIDENTIAL TREATMENT REQUESTED]* years from its effective date stated above and shall thereafter [CONFIDENTIAL TREATMENT REQUESTED]* years unless notice to the contrary is given by either party at least ninety (90) days prior to the initial or successive expiration dates.


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.  TERMINATION

     a) Without prejudice to any other remedies they may have, each party shall have the power to immediately terminate this Agreement by giving notice should the other party breach any material provision of the Agreement, including the failure to pay invoices when due and the failure of DISTRIBUTOR to take delivery of the Product in substantially the quantities specified, provided that the breaching party does not cure said breach within thirty (30) days after written notice. If, under the circumstances present, it would appear that any breach is final, the party complaining may terminate the Agreement immediately by giving notice to that effect.

     b) Either party shall have the right to terminate this Agreement immediately by written notice upon the bankruptcy, receivership, insolvency, liquidation or dissolution of the other party whether voluntary or compulsory, or upon or after assignment for the benefit of creditors.

12.  RIGHTS ON TERMINATION

     a) Upon termination or expiration of this Agreement, DISTRIBUTOR shall promptly discontinue and refrain from use of the HCD Trademarks and HCD Confidential Information.

     b) Upon termination or expiration of the Agreement, DISTRIBUTOR shall promptly deliver to HCD, or otherwise dispose of, as instructed by HCD all sales and service materials relating directly to the Product, including all samples, instruction books, technical pamphlets, catalogues, advertising materials, specifications and all other materials, documents or papers, excluding correspondence between the parties, which DISTRIBUTOR has in its possession or under its control.

     c) DISTRIBUTOR shall have the right for three (3) months following any termination or expiration to sell off Product on hand. This right shall be subject to the option of HCD to repurchase such inventory.

     d) Upon termination or expiration of this Agreement DISTRIBUTOR shall promptly deliver to HCD all customer information including, but not limited to, name, address, annual volume, price and any purchase arrangement between DISTRIBUTOR and customer for all customers supplied with HCD products as defined in this Agreement.

     e) DISTRIBUTOR shall transfer the approved registration for the Product(s) to HCD, or its chosen DISTRIBUTOR, within thirty (30) days of such termination date, DISTRIBUTOR will notify the German government of transfer of the registration to HCD or it's Designee. Until the date of effective transfer, the DISTRIBUTOR hereby duly constitutes HCD its representative by the maximum period of six (6) months as of the termination date, delegating powers hereto, in the name of the DISTRIBUTOR, aiming at the request of all the necessary authorization before the German or any other authorities in order to allow a third party or company to import HCD's products.

     f) The DISTRIBUTOR shall not cancel any registration of HCD's products without prior written authorization from HCD.

13.  SUCCESSION

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto provided, however, that neither party shall assign any of the rights and privileges herein granted without the prior written consent of the other party except to the successor in ownership of substantially the whole of the business of said party.

14.  NOTICES

     Any notice, request or other communications required or permitted under this Agreement shall be effective when sent if given by certified or registered mail and subject to proof of receipt:

     To HCD:             HITACHI CHEMICAL DIAGNOSTICS, INC.
                         630 CLYDE COURT
                         MOUNTAIN VIEW
                         CA 94043
     Attention:          President & CEO

     To DISTRIBUTOR:     ADL-a division of Matritech GmbH
                         Jechtinger Strasse 9
                         D-79111 Freiburg
                         Germany
     Attention:          Geschaftsfuhrer


     Or to such other address as either party may have theretofore designated in writing.

15.  FORCE MAJEURE

     The parties shall not be subject to any liability for delay in performance, or nonperformance as a result of fire, flood, strike, labor trouble, accident, riot, act of governmental authority, including but without limitation withdrawal or substantial modification of the registrations of the Product, Act of God, or other contingencies and circumstances beyond their control, interfering with the parties' production, supply, transportation, consumption, use/or sale of the Product covered by this Agreement or with the supply of any materials used in connection therewith, and quantities so affected may be eliminated from the Agreement without liability, but the Agreement shall otherwise remain unaffected.

16.  ASSIGNMENT

     Neither party shall under any circumstances assign or purport to assign this Agreement without prior written consent of the other party.

17.  FINAL AGREEMENT AND MODIFICATIONS

     This Agreement is the final Agreement between the parties and supersedes all prior Agreements and understandings, oral or written, with respect to the subject matter hereof. No modification, promise or Agreement in connection with subject matter of Agreement shall be binding on either party unless made in writing and signed by an officer of each party.

18.  SAVING CLAUSE

     If any provision, or provisions, of the Agreement are held by a court of competent jurisdiction to be contrary to law, such provision, or provisions, shall be deemed to be null and void, and the remainder of this Agreement shall be in force and effect. The parties specifically declare that they would have entered into this Agreement if such void provision, or provisions, if any, had been entirely omitted.

19.  GOVERNING LAW

     This Agreement shall be construed, interpreted and applied, and any claim or controversy arising with respect thereto shall be determined in accordance with the laws of the State of California, United States of America. At the discretion of the complaining party, in case any claim or controversy is submitted to German jurisdiction, this Agreement may be construed, interpreted and applied in accordance with the laws of Germany.


IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals by their duly authorized officers as of the day and year first above written.

HITACHI CHEMICAL DIAGNOSTICS, INC.              ADL-a division of Matritech GmbH


By: /s/ Allan Anderson                          By: /s/ Franz Maier
    --------------------------------                ----------------------------
Director, Marketing And Sales                       Its Geschaftsfuhrer
Europe and Middle-East

                                    EXHIBIT A
                                  PRODUCT LIST

LUMINOMETER EQUIPMENT SET CONSISTING:

     CLA-1 Luminometer              3ml Luer Lock Syringes
     CLA-1 Controller               400 (mu)L, Statline Micropipette (plus tips)
     Workstation Rack               Workstation Reservoir
     Wash Buffer Dispenser          Reagent Cups
     2 Pette Cassettes              Planner Sheets
     Technical Binder               Reagent Preparation Table

ALLERGY PROFILE PACKAGE CONSISTING:

     CLA-Pette Test Chambers        Wash Buffer Concentrate
     Antibody                       Rubber Plugs
     4 Photoreagent Components
     Package Insert

                                    EXHIBIT B

                        HITACHI CHEMICAL DIAGNOSTICS INC.
                            TECHNICAL SERVICE POLICY

The DISTRIBUTOR must have available at least one Technical Service Representative to handle product complaints. Initially this person is expected to spend at least two weeks at Hitachi Chemical Diagnostics, learning the test by working in QA and R & D. In addition, that person needs to return to Hitachi Chemical Diagnostics on a regular basis to update training. That person needs to understand:

     specifications for release of product
     how we accept/reject product
     expectations of product performance
     how it compares to RAST, CAP, and other allergy tests specificity, sensitivity, and reproducibility local QC requirements how to handle product and instrument complaints how to handle and report complaints how to report safety hazards, injury, or illness thought to be caused by product to MAST RA/QA

ALL DISTRIBUTORS ARE ENCOURAGED TO MAINTAIN A QUALITY CONTROL SYSTEM AT THEIR FACILITY TO HELP TROUBLESHOOT CUSTOMER COMPLAINTS.

In the event of a product complaint from a customer, the DISTRIBUTOR's Technical Service Representative should try to solve the problem with the customer. If this is not possible, Technical Service at Hitachi Chemical Diagnostics should be contacted within 48 hours, with full details of the complaint, including lot and serial numbers, expiration dates, and test results.

Hitachi Chemical Diagnostics will acknowledge technical inquiries and complaints from DISTRIBUTORS and customers within 48 hours, and will provide answers within 7 days for most inquiries.

Responses requiring in-house testing will be made within two to three weeks. Responses requiring returned goods will be made within two to three weeks of receipt of the material.

Hitachi Chemical Diagnostics will set up an account with DHL for returns in each territory as necessary. The DISTRIBUTOR should contact DHL whenever product is authorized to be returned to Hitachi Chemical Diagnostics.

CLAIMS of defective goods should be communicated to the Hitachi Chemical Diagnostics Technical Service Manager for your territory.

Complaints may involve product performance, safety, reliability, appearance, troubleshooting, or shipping issues. The following information is required to process product complaints:

1.   Problem
2.   Kit lot numbers
3.   Serial numbers of CLA-1 and CLA Controller (if needed)
4.   Number of tests affected per total number of tests
5.   Number of customers reporting the same complaint

Replacement orders will be entered into the computer within 24 hours of being requested by Technical Service, and consolidated with the next regularly scheduled shipment.

A RETURN AUTHORIZATION NUMBER or TSR Number must be issued by Hitachi Chemical Diagnostics before ANY goods are returned. Materials sent to Hitachi Chemical Diagnostics without an issued Return Authorization number will be returned to sender.

Returns are accepted for DEFECTIVE GOODS ONLY.

An item will only be declared defective after Hitachi Chemical Diagnostics personnel has inspected the item or has sufficient data (i.e., lot numbers, expiration dates, and test results) to make such a determination.

It is the responsibility of the DISTRIBUTOR to inform Hitachi Chemical Diagnostics of any defective material within the warranty or product expiration period. Quality Control of MAST-CLA Allergy Test Kits should be performed upon receipt, and notification of non-performance of these kits should be made within 45 days following shipment from Hitachi Chemical Diagnostics. A RETURN AUTHORIZATION NUMBER must be issued by Hitachi Chemical Diagnostics before ANY goods are returned.

ALL DISTRIBUTORS ARE ENCOURAGED TO MAINTAIN A QUALITY CONTROL SYSTEM AT THEIR FACILITY TO HELP TROUBLESHOOT CUSTOMER COMPLAINTS.

Equipment under warranty will be repaired at no charge. If not under warranty, repairs will be made using current service charge rate and are billed to DISTRIBUTOR.

CLA-1 LUMINOMETER:

The CLA-1 Luminometer has a warranty of 12 months, starting the day of delivery to the DISTRIBUTOR

In the USA, BBI-Source Scientific is authorized to repair the CLA-1 Luminometer. In Europe, Vogel GmbH is authorized to repair the CLA-1 Luminometer (and all Hitachi Chemical Diagnostics equipment).

After the warranty period has expired, the following options are available:

SERVICE ARRANGEMENTS FOR THE MAST CLA-1 FOR AFTER WARRANTY PERIOD HAS EXPIRED:

1. Source or a company authorized by BBI-Source (e.g. Vogel) would train a member of the DISTRIBUTOR's staff to service the Luminometer.

2. A Service Contract is signed with BBI-Source or a company authorized by BBI-Source. This would cover all of the costs involved in servicing the instrument.

3. A Maintenance Contract is signed with BBI-Source or a company authorized by BBI-Source. This would cover all of the costs involved in servicing the instrument, and would include yearly maintenance.

4. All freight charges for equipment out of warranty are the responsibility of the distributor.

SERVICE ARRANGEMENTS FOR THE MAST-CLA-1 LUMINOMETER DURING THE WARRANTY PERIOD:

All Luminometers are to be installed at the end user by competent personnel trained in the use of the Luminometer. It is the responsibility of the DISTRIBUTOR to ensure that the end user is competent in the use of the instrument.

1. The DISTRIBUTOR must have a member of staff sufficiently skilled in the use of the Luminometer to be able to confirm the existence of a problem and eliminate complaints resulting from operator error. Any attempt at repair would invalidate the warranty.

2. In the event of instrument failure, the DISTRIBUTOR's product specialist must make a preliminary investigation of the complaint, and, if it is confirmed, pack the instrument securely in the original shipping container and ship it to the authorized service center. The shipment to the service center is at the DISTRIBUTOR's expense.

3. The product specialist should leave an instrument on loan with the customer.

4. The service center repairs and returns the Luminometer to the DISTRIBUTOR. The service center pays for return shipment.

5. The product specialist replaces the Luminometer on loan with the repaired Luminometer.

Addresses:

Hans Vols                               BBI-Source Scientific, Inc
Vogel GmbH                              7390 Lincoln Way
35240 Giessen                           Garden Grove; CA 92841
Postfach 6526                           USA
Marburger Strasse 81 Germany            Telephone: (714) 898-9001
Telephone: +49 641 932 310              Facsimile: (714) 891-1229
Facsimile: +49 641 392 21

                                    EXHIBIT C

                          HITACHI CHEMICAL DIAGNOSTICS'
                             CUSTOMER SERVICE POLICY


1. Hitachi Chemical Diagnostics Customer Service will acknowledge Purchase Orders, Customer Inquiries, etc. from the DISTRIBUTOR within 24 hours of receipt. Any clarifications needed regarding the Purchase Order will be communicated to the DISTRIBUTOR by Customer Service within 48 hours.

2. Customer Service will contact the Planning Department to schedule a ship date to include on the Sales Order Acknowledgment.

3. A Purchase Order number and requested shipping date should be included on all orders. Purchase Orders will be entered into the computer by the Customer Service Representative within 24 hours of receipt. This will insure visibility of the order to other departments. A Sales Order Acknowledgment will be sent to the DISTRIBUTOR for confirmation of product, quantities, pricing, etc.

4. A lead time of 8 weeks is required to process most orders. All orders submitted 8 weeks prior to the requested shipping date will be shipped within one week of the requested shipping date. In the event that products do not meet this date due to manufacturing or quality issues, Customer Service will inform the DISTRIBUTOR of the delay and the reasons within 24 hours.

5. Credit memos and invoice adjustments will be submitted to Accounting within 24 hours of notification from the DISTRIBUTOR and/or Marketing. Credit memos and revised invoices will be issued at the end of each month.

6. Replacement orders will be entered into the computer within 24 hours of being requested by Technical Service, and consolidated with the next regularly scheduled shipment.

7. Customer Service will notify, by fax, the DISTRIBUTOR when product is shipped. The fax will include copies of the invoice and the airway bill, containing flight information and estimated time of arrival.

8. Product will ship on a day agreed upon by Hitachi Chemical Diagnostics and the DISTRIBUTOR. Customer Service will contact the DISTRIBUTOR should any adjustments to this schedule be necessary. PRODUCT WILL NOT BE SHIPPED UNTIL CONFIRMATION OF THE NEW SHIPPING DATE IS MADE BY THE DISTRIBUTOR.

9. When a partial shipment is sent, Customer Service will advise the DISTRIBUTOR of the ship date for the back ordered items.

10. CUSTOMER SHIPMENT INFORMATION forms accompany all shipments. The DISTRIBUTOR is requested to return this form via fax within 24 hours of receipt.

Marketing personnel will be copied on all correspondences, including Order Acknowledgements, Invoice explanations, etc., from Accounting, Shipping, and Customer Service to the DISTRIBUTOR. The DISTRIBUTOR may contact the individual departments or Marketing, should any questions arise.

                                    EXHIBIT D

                          HITACHI CHEMICAL DIAGNOSTICS'
                                  ORDER POLICY
PURCHASE ORDERS

1. Work will begin on panel orders after Hitachi Chemical Diagnostics has received a hard copy of the Purchase Order. All Purchase Orders should include a Purchase Order number and a requested shipping date. The Purchase Order should be placed at least 8 weeks prior to the requested shipping date. Orders submitted 8 weeks in advance of the requested shipping date will be shipped within one week of this date.

2. Purchase Orders can be sent to Hitachi Chemical Diagnostics via facsimile or mail:

     Hitachi Chemical Diagnostics
     630 Clyde Court
     Mountain View, California 94043, USA
     Attn: Customer Service
     Fax: +1 650 969 2745
     Phone: +1 650 961 5501

MINIMUM ORDER REQUIREMENTS

PANELS

The minimum quantity requirement for all Panel orders is 20 kits. We cannot accept orders for quantities less than this minimum quantity. Additional kits must be ordered in increments of 20 kits per panel.

RETAIL PRODUCTS

For inventory items such as Printer Ribbons, and Equipment Kits, the minimum quantity requirement is $500.00 USD.

CANCELLATION POLICY

PANELS

1. Minimum cancellation fee is [CONFIDENTIAL TREATMENT REQUESTED]* of the transfer price.

2. A cancellation fee of [CONFIDENTIAL TREATMENT REQUESTED]* of the transfer price if cancelled 4-6 weeks before scheduled ship date.

3. A cancellation fee of [CONFIDENTIAL TREATMENT REQUESTED]* of the transfer price if cancelled 2-4 weeks before scheduled ship date.

4. A cancellation fee of [CONFIDENTIAL TREATMENT REQUESTED]* of the transfer price if cancelled less than 2 weeks before scheduled ship date.


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RETAIL PRODUCTS

A cancellation fee of 25% of 80% of the transfer price regardless of scheduled ship date.

RETURNS

Returns are accepted for DEFECTIVE GOODS ONLY. An item will only be declared defective after Hitachi Chemical Diagnostics personnel has inspected the item or has sufficient data (i.e., lot numbers, expiration dates, and test results) to make such a determination.

It is the responsibility of the DISTRIBUTOR to inform Hitachi Chemical Diagnostics of any defective material within the warranty or product expiration period.

ALL DISTRIBUTORS ARE ENCOURAGED TO MAINTAIN A QUALITY CONTROL SYSTEM AT THEIR FACILITY TO PERFORM INCOMING INSPECTION AND TO HELP TROUBLESHOOT CUSTOMER COMPLAINTS.

Quality Control of MAST Allergy Test Kits should be performed upon receipt, and notification of non-performance of these kits should be made within 45 days following shipment from Hitachi Chemical Diagnostics. A RETURN AUTHORIZATION NUMBER must be issued by Hitachi Chemical Diagnostics before ANY goods are returned.

WARRANTY

PANELS

Products are guaranteed to perform through the printed expiration date on the pette body, reagent bottle, and outer box label.

RETAIL PRODUCTS

One year material and workmanship on all retails products.

DELIVERY DATE CHANGES

Hitachi Chemical Diagnostics will make every effort to accommodate customers' requests to change order delivery dates. ALL ORDER CHANGES WILL CARRY A 10% PREMIUM TO COVER THE EXPENSE OF RESCHEDULING, HOLDING, OR OVERTIME. ORDERS CANNOT BE MOVED FURTHER THAN 30 DAYS.

PAYMENT TERMS

[CONFIDENTIAL TREATMENT REQUESTED]* DAYS, US dollars unless otherwise negotiated.

The Invoice will be faxed prior to shipment.

Funds should be wired to the following address:

     [CONFIDENTIAL TREATMENT REQUESTED]*
     Oakland, California USA
     Routing No. [CONFIDENTIAL TREATMENT REQUESTED]*
     Account No. [CONFIDENTIAL TREATMENT REQUESTED]*
     Beneficiary: Hitachi Chemical Diagnostics

SHIPPING TERMS

F.O.B. Mountain View, California unless otherwise negotiated. Freight Collect unless otherwise negotiated.

PRICES

Hitachi Chemical Diagnostics' prices are negotiated in good faith every year. If the DISTRIBUTOR refuses to negotiate, Hitachi Chemical Diagnostics reserves the right to change prices with a 30 day notice.


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT E

                          HITACHI CHEMICAL DIAGNOSTICS'
                                 SHIPPING POLICY

For best results, product should arrive at the DISTRIBUTOR's warehouse within 3 to 4 days after shipment from Mountain View, California. Product must remain at 2-8(degree)C during the entire shipping time. To assure this, Hitachi Chemical Diagnostics and the DISTRIBUTORS must commit to their own sets of responsibilities.

Hitachi Chemical Diagnostics' Responsibilities:

1.   Package shipments properly.

     A.   Use adequate amounts of chemical ice for 3-4 day shipments.
     B.   Include Temperature Indicators.
     C. Select appropriate shipping containers for maintaining cold temperatures.

2.   Use direct flights for shipments leaving the United States.

     Note: This applies only in situations when a freight forwarder is used.

3.   Notify the DISTRIBUTOR of shipments, providing the following information:

     A.   The Airway bill number
     B.   Date of departure from Hitachi Chemical Diagnostics
     C.   Expected date and time of arrival
     D.   Flight information

4. Provide special instructions to clear Customs (e.g., Tariff numbers, product descriptions, etc).

DISTRIBUTOR's Responsibilities:

1. Distributor determines freight forwarder for all shipments and advises Hitachi Chemical Diagnostics accordingly. If distributor does not have a preferred freight forwarder, Hitachi Chemical Diagnostics will recommend. However it is the ultimate decision of the distributor.

2. Make arrangements for shipments to clear Customs (if not handled by the forwarder).

3. Instruct forwarder to use direct flights only for refrigerated products and arrange timely transport from the airport (if a freight forwarder is used).

4. Notify Hitachi Chemical Diagnostics of the quality of the shipment, by completing and faxing the customer shipment information form.

5. Complete and fax to Hitachi Chemical Diagnostics Customer Service the CUSTOMER SHIPMENT INFORMATION form within 24 hours of receipt:

     A.   Note on the form the date and time of receipt of shipment.

     B. Provide the readings of the Temperature Indicators (Monitor Marks). All Temperature Indicators are labeled with the lot numbers of the kits they accompany. (See below, CUSTOMER SHIPMENT INFORMATION FORM). These Indicators provide critical information about shipping conditions and are used in determining the amount of chemical ice needed for subsequent shipments.

1. Notify Hitachi Chemical Diagnostics if the shipment is not received within 3-4 days. Refrigerate the shipment immediately upon receipt, and assure the product is stored at 2-8(degree)C at all times.

2. Ship kits to customers under refrigeration or using adequate amounts of chemical ice.

3. Inform customers that kits must be refrigerated immediately upon arrival, and stored at 2-8(degree)C until use.

                                 SHIPPING COSTS

The DISTRIBUTOR is responsible for shipping containers, chemical ice, and all freight charges. Approximate costs are as follows:

     Endurotherm Containers        $40.00/each
     Chemical Ice                  $0.70/each

Each Endurotherm container will hold up to 28 20-test kits. Generally, one pack of chemical ice is required per kit. Additional ice may be necessary during summer months or in warm climates.

                       CUSTOMER SHIPMENT INFORMATION FORM

An example of the CUSTOMER SHIPMENT INFORMATION form is attached. The following information is provided by the Shipping Department Personnel Hitachi Chemical
Diagnostics:

     Customer Name
     Order No.
     Customer PO No.
     Ship Date
     Total Number of Boxes in the Order
     Carrier and Airway bill No.
     Box # (with content description):
     P/N (Part Number), Lot #, and Quantity of Product
     Name of Packager and Shipper
     Dates Packaged and Shipped

Spaces are available for the DISTRIBUTOR to write the Monitor Mark readings for each lot of product shipped. One Monitor Mark is adhered to the bottom corner of the Endurotherm Container, and the other is positioned on the opposite side of the Container near the top row of kits.

The DISTRIBUTOR must:

1. Write the Monitor Mark readings for each lot of product on the same tine as the product's Part Number and Lot Number.

2.   Write the Date and Time of Receipt, and any pertinent information.

3.   Fax the completed form to Hitachi Chemical Diagnostics.

                   [BLANK CUSTOMER SHIPMENT INFORMATION FORM]

                        ACCEPTABLE MONITOR MARK READINGS

Upon exposure to temperatures above 8(degree)C, the Monitor Marks turn blue. Readings in the numbered windows ("1" through "5") may indicate the following time/temperature exposures:

--------------------------------------------------------------------------------------------------------------------
        Window                    Temperature                 Hours                   Temperature             Hours
--------------------------------------------------------------------------------------------------------------------
    mid point of 1               12(degrees)C                    8                    23(degrees)C               5
--------------------------------------------------------------------------------------------------------------------
           1                     12(degrees)C                   20                    23(degrees)C              14
--------------------------------------------------------------------------------------------------------------------
           2                     12(degrees)C                   40                    23(degrees)C              30
--------------------------------------------------------------------------------------------------------------------
           3                     12(degrees)C                   80                    23(degrees)C              60
--------------------------------------------------------------------------------------------------------------------
           4                     12(degrees)C                  120                    23(degrees)C              90
--------------------------------------------------------------------------------------------------------------------
           5                     12(degrees)C                  160                    23(degrees)C             120
--------------------------------------------------------------------------------------------------------------------

Monitor Mark readings are acceptable when half or less of the first window ("1") has turned blue. This applies to Monitor Marks placed on the lid of the Endurotherm carton, and those affixed to the kits. ANY READINGS OUTSIDE OF THESE MAY INDICATE POOR SHIPPING CONDITIONS, AND MUST BE REPORTED TO HITACHI CHEMICAL DIAGNOSTICS IMMEDIATELY.

                                    EXHIBIT F

               HITACHI CHEMICAL DIAGNOSTICS QUALITY SPECIFICATIONS

Hitachi Chemical Diagnostics will test and release product according to the following specifications:

                                  ASSAY METHOD

     The standard overnight assay as described in the MAST CLA User Guide and Procedural Manual and the product's package insert.

                 SPECIFICATIONS FOR THE INTERNAL CONTROL THREADS

     Positive Procedural Control: [CONFIDENTIAL TREATMENT REQUESTED]* Negative Blanking Thread: [CONFIDENTIAL TREATMENT REQUESTED]*

             SPECIFICATIONS FOR THE CIA IgE POSITIVE CONTROL REAGENT

     [CONFIDENTIAL TREATMENT REQUESTED*] of the specified allergens listed on the CLA IgE Positive Control Reagent package insert must correlate with the assigned ranges

             SPECIFICATIONS FOR THE CIA IgE NEGATIVE CONTROL REAGENT

     [CONFIDENTIAL TREATMENT REQUESTED]* of the allergens must show a MAST class value of [CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT G
                          HITACHI CHEMICAL DIAGNOSTICS
                                   PRICE LIST
                           EFFECTIVE OCTOBER 1ST 2000

PRODUCT NAME                                         PART NO.          PRICE $

CIA IgE Test Kits:
Panel Inhalation 36                                  86268             [CONFIDENTIAL TREATMENT REQUESTED]*
Panel Nahrung 36                                     86269             [CONFIDENTIAL TREATMENT REQUESTED]*
Atopy Panel 20                                       86285             [CONFIDENTIAL TREATMENT REQUESTED]*
Panel Inhalation 20                                  86286             [CONFIDENTIAL TREATMENT REQUESTED]*
Panel Nahrung 20                                     86287             [CONFIDENTIAL TREATMENT REQUESTED]*
IgG Panel 36                                         86267             [CONFIDENTIAL TREATMENT REQUESTED]*
IgG Panel 20                                         86279             [CONFIDENTIAL TREATMENT REQUESTED]*

+ CLA-1 LUMINOMETER & EQUIPMENT KIT                  95013 110V
                                                     95019 220V        [CONFIDENTIAL TREATMENT REQUESTED]*
CLA-1 Luminometer
CLA-1 Control
Pette Cassette Trays
Workstation Rack
Workstation Reservoir
2-LWash Buffer Bottle
Technical Binder
400(mu)L Statline

CLA ROTATOR                                          90181B            [CONFIDENTIAL TREATMENT REQUESTED]*

DATE MANAGEMENT SOFTWARE (DMS)                       95200             [CONFIDENTIAL TREATMENT REQUESTED]*

CONTROL SERA:
Positive Control Reagent II (9 mL)                   82060             [CONFIDENTIAL TREATMENT REQUESTED]*
Negative Control Reagent V (9 mL)                    82056             [CONFIDENTIAL TREATMENT REQUESTED]*

IgE REAGENTS
Antibody                                             93130             [CONFIDENTIAL TREATMENT REQUESTED]*
Wash Buffer Concentrate                              93105             [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent A                                       93101             [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent B                                       93102             [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent C                                       93103             [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent D                                       93104             [CONFIDENTIAL TREATMENT REQUESTED]*

+ THE UNIT PRICE FOR THE CLA-1 LUMINOMETER WITH CONTROLLER AND CASSETTES WITHOUT EQUIPMENT WILL BE REDUCED TO [CONFIDENTIAL TREATMENT REQUESTED]*. THE UNIT PRICE FOR CLA-1 LUMINOMETERS IN SUBJECT TO NEGOTIATION FOR MULTIPLE UNIT PURCHASE.


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                          HITACHI CHEMICAL DIAGNOSTICS
                                   PRICE LIST
                           EFFECTIVE OCTOBER 1ST 2000

PRODUCT NAME                                         PART NO.          PRICE $

IgG REAGENTS
Serum Diluent                                        95009             [CONFIDENTIAL TREATMENT REQUESTED]*
Antibody Diluent                                     95007             [CONFIDENTIAL TREATMENT REQUESTED]*
Antibody Concentrate                                 95008             [CONFIDENTIAL TREATMENT REQUESTED]*
Wash Buffer Concentrate                              95006             [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent A                                       9301595002        [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent B                                       95003             [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent C                                       95004             [CONFIDENTIAL TREATMENT REQUESTED]*
Photoreagent D                                       95005             [CONFIDENTIAL TREATMENT REQUESTED]*

EQUIPMENT KIT COMPONENTS
Wash Buffer Dispenser, 2L                            94025             [CONFIDENTIAL TREATMENT REQUESTED]*
CLA Workstation Rack                                 90040             [CONFIDENTIAL TREATMENT REQUESTED]*
CLA Workstation Reservoir                            90045             [CONFIDENTIAL TREATMENT REQUESTED]*

CLA-1 Control                                        90050             [CONFIDENTIAL TREATMENT REQUESTED]*
Pette Cassette (each)                                90020             [CONFIDENTIAL TREATMENT REQUESTED]*
Luminometer Transformer 110 Volt                     70244             [CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                          HITACHI CHEMICAL DIAGNOSTICS
                                   PRICE LIST
                           EFFECTIVE OCTOBER 1ST 2000

PRODUCT NAME                                         PART NO.          PRICE $

MISCELLANEOUS SUPPLIES
Serum Vials, blue cap (100/bag)                      70079             [CONFIDENTIAL TREATMENT REQUESTED]*
Serum Vials, white cap (100/bag)                     94081             [CONFIDENTIAL TREATMENT REQUESTED]*
Disposable Reagent Cups 50 mL (100)                  70103             [CONFIDENTIAL TREATMENT REQUESTED]*
Disposable Serum Cups 5 mL (100)                     70013             [CONFIDENTIAL TREATMENT REQUESTED]*
Plugs Top (12/Pkg)                                   80046             [CONFIDENTIAL TREATMENT REQUESTED]*
Plugs Bottom (12/Pkg)                                80043             [CONFIDENTIAL TREATMENT REQUESTED]*
Printer Paper, Impact (Luminometer)                  70139             [CONFIDENTIAL TREATMENT REQUESTED]*
(each roll)
Printer Paper, Thermal (Luminometer)                 70269             [CONFIDENTIAL TREATMENT REQUESTED]*
(each roll)
Printer Ribbon                                       70140             [CONFIDENTIAL TREATMENT REQUESTED]*
750 (mu)L Statpet                                    70182             [CONFIDENTIAL TREATMENT REQUESTED]*
400 (mu)L Statline                                   70293             [CONFIDENTIAL TREATMENT REQUESTED]*
Tips (100-1000 (mu)L) for                            70134             [CONFIDENTIAL TREATMENT REQUESTED]*
Statline Micropipette 100/Pkg
Micropipette, Medium (10 (mu)L)                      70125             [CONFIDENTIAL TREATMENT REQUESTED]*
Tips for Micropipette, 10 (mu)L, 100/Pkg             80128             [CONFIDENTIAL TREATMENT REQUESTED]*

Technical Binder, Luminometer                        60550             [CONFIDENTIAL TREATMENT REQUESTED]*
Training Video Cassette, Luminometer                 94665             [CONFIDENTIAL TREATMENT REQUESTED]*
System, PAL format

SALES LITERATURE
Presentation Folder                                                    [CONFIDENTIAL TREATMENT REQUESTED]*
Product Insert                                       Doc No.0602       [CONFIDENTIAL TREATMENT REQUESTED]*
Services Insert                                      Doc No.0603       [CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT H

                              FIRST ANNUAL MINIMUMS

                     i.e. FY2000 (APRIL 2000 TO MARCH 2001)

Pettes:                  35000
Luminometer:             xxxxx
Total Transfer Sales:    Not Less Than US [CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT I

                                   ACTION PLAN

                       [CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT J

                                   3-YEAR PLAN

SECOND YEAR MINIMUM         FY i.e. April 2001 to March 2002

     Pettes:                60000

     Luminometer            XXXXXX

     Total Transfer Sales   Not less than US [CONFIDENTIAL TREATMENT REQUESTED]*

THIRD YEAR MINIMUM          April 2002-March 2003

     Pettes:                70000

     Luminometer            XXXXXX

     Total Transfer Sales   Not less than US [CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                              ADDENDUM TO AGREEMENT
      BETWEEN HITACHI CHEMICAL DIAGNOSTICS INC (HCD) AND ADL.-A DIVISION OF
                                 MATRITECH GmbH

                   MARKET: [CONFIDENTIAL TREATMENT REQUESTED]*

Distributor (ADL, a division of Matritech GmbH), Jechtinger Strasse 9, D-79111 Freiburg, Germany), desires to obtain and HCD desires to grant the [CONFIDENTIAL TREATMENT REQUESTED]* rights to market the product in the [CONFIDENTIAL TREATMENT REQUESTED]* with effect from 1st October 2000.

The following terms and conditions either amend or replace existing arrangements between HCD and ADL with respect only for [CONFIDENTIAL TREATMENT REQUESTED]*:

     Minimum Purchases - the following in an attachment to section 5 of the existing agreement:

          Both parties will negotiate an annual plan and agree to a minimum commitment by Distributor in respect of the forthcoming year's purchase as defined in Exhibit H attached. In addition a three (3) year plan is attached (Exhibit J) and order placed by Distributor to HCD will reflect and be close to that three (3) year plan.

               Exhibit H        -    First annual Minimum
               Exhibit I        -    Action Plan
               Exhibit J        -    Three Year Plan

          HCD reserves the right to increase prices and/or terminate the agreement, if the distributor fails to purchase the stated minimum quantities.

          The first year in terms of minimum purchases will commence on January 1st 2001 and transfer sales to [CONFIDENTIAL TREATMENT REQUESTED]* should be reported separately.


IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals by their duly authorized officers as of December 12th 2000

Hitachi Chemical Diagnostics Inc                ADL a division of Matritech GmbH


By: /s/ Allan Anderson                          By: /s/ Franz Maier
    ------------------------------------            ----------------------------
Its Director Sales/Marketing Europe                 General Manager


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT H

                           FIRST ANNUAL MINIMUMS 2001

                           JANUARY 2001-DECEMBER 2001

Pettes:                  US[CONFIDENTIAL TREATMENT REQUESTED]*

Luminometers:            US[CONFIDENTIAL TREATMENT REQUESTED]*

Total Transfer Sales:    Not less than US[CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT I

                                  ACTION - PLAN

                       [CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT J

                                   3 YEAR PLAN

Second Year Minimum:  2002 January-December

     Pettes:                       US[CONFIDENTIAL TREATMENT REQUESTED]*

     Luminometers:                 US[CONFIDENTIAL TREATMENT REQUESTED]*

Transfer Sales not less than       US[CONFIDENTIAL TREATMENT REQUESTED]*

Third Year Minimum:  2003 January-December

     Pettes:                       US[CONFIDENTIAL TREATMENT REQUESTED]*

     Luminometers:                 US[CONFIDENTIAL TREATMENT REQUESTED]*

     Transfer Sales not less than  US[CONFIDENTIAL TREATMENT REQUESTED]*


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.